UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2019

Chicago Rivet & Machine Co.
(Exact Name of Registrant as Specified in Charter)

Illinois
(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 14, 2019.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated March 22, 2019 were elected to serve for a term ending at the Annual Meeting in 2020, (2) the advisory vote on executive compensation was approved and (3) the selection of Crowe LLP to serve as the Company’s independent registered public accounting firm for 2019 was ratified.

The voting results for each proposal are set forth below:

Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Bourg	624,881	25,264	245,835
Edward L. Chott	548,445	88,658	245,835
Kent H. Cooney	647,921	25,063	245,835
John A. Morrissey	633,061	21,925	245,835
Walter W. Morrissey	634,038	21,325	245,835
John C. Osterman	635,551	22,224	245,835
John L. Showel	623,530	26,263	245,835

Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2019 proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes

620,319	10,208	6,375	245,835

Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

158,441	1,994	472,089	4,378	245,835

Ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes

865,100	10,801	6,836	0

Following the Company’s Annual Meeting of Stockholders, the Company determined that an advisory vote on executive compensation would be held every three years until the next advisory vote on the frequency of advisory votes regarding executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 15, 2019	Michael J. Bourg
President and Treasurer